UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Shutterfly, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 8, 2015, Shutterfly, Inc. issued the following press release:

Three of Four Independent Proxy Advisors Recommend
Shutterfly Stockholders Vote the WHITE Proxy Card

Egan-Jones Recommends That Stockholders Vote the WHITE Proxy Card “FOR ALL” Shutterfly Director Nominees and Management Proposals

Shutterfly Urges Stockholders to Vote “FOR ALL” of Shutterfly’s Director Nominees on the WHITE Proxy Card Today

REDWOOD CITY, Calif. June 8, 2015 – Shutterfly Inc. (NASDAQ: SFLY) today announced that independent proxy advisor Egan-Jones Proxy Services (“Egan-Jones”) has recommended that stockholders vote the WHITE proxy card “FOR ALL” of Shutterfly’s director nominees, Jeffrey T. Housenbold, Stephen J. Killeen and James N. White. Egan-Jones joins Glass Lewis & Co. and Proxy Mosaic in recommending that stockholders vote on the WHITE proxy card at the Company’s 2015 Annual Meeting, to be held on Friday, June 12, 2015. In addition, Egan-Jones recommended that stockholders vote “FOR ALL” Shutterfly management proposals, including the amendment of the Company’s 2006 Equity Incentive Plan.

In its June 8, 2015, report, Egan-Jones stated1:

We do not believe that nomination of the Dissident nominees is warranted at this time. We do not believe that the Dissidents have a compelling plan for improving shareholder value. We do not believe the dissident stake in the Company to be in keeping with the number of director nominees they have suggested.

[W]e believe that the Company's compensation policies and procedures are centered on a competitive pay-for-performance culture, strongly aligned with the long-term interest of its shareholders and necessary to attract and retain experienced, highly qualified executives critical to the Company's long-term success and the enhancement of shareholder value.

Commenting on the Egan-Jones report, Shutterfly issued the following statement:

Shutterfly strongly supports Egan-Jones’ recommendation that stockholders vote on the WHITE proxy card FOR ALL of Shutterfly’s director nominees and management proposals. We are pleased that three of four independent proxy advisory firms recognize the importance of continuity of leadership as Shutterfly continues to drive near- and long-term value creation for ALL Shutterfly stockholders. The Shutterfly Board urges stockholders to vote the WHITE proxy card today “FOR ALL” of Shutterfly’s three director nominees: Jeffrey T. Housenbold, Stephen J. Killeen and James N. White.

The Shutterfly Board unanimously recommends that stockholders vote the WHITE proxy card today “FOR ALL” of Shutterfly’s three director nominees: Jeffrey T. Housenbold, Stephen J. Killeen and James N. White. The Shutterfly Board also unanimously recommends that stockholders vote the WHITE proxy card today “FOR” the amendment of the Company’s 2006 Equity Incentive Plan to add 1.9 million shares to be issued under the plan.

____________________________
1 Permission to use quotations neither sought nor obtained.

If you have questions or need assistance voting your shares please contact:
MACKENZIE PARTNERS, INC.
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

About Shutterfly, Inc.

Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Shutterfly Inc.
Media Relations:
Gretchen Sloan, 650-610-5276
gsloan@shutterfly.com
or
Investor Relations:
Jeff Majtyka, 646-759-3635
jmajtyka@shutterfly.com
or
Joele Frank, Wilkinson Brimmer Katcher
Eric Brielmann / Jed Repko
415-869-3950

Source: Shutterfly Inc.